UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2017

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2017, the Board of Directors (the “Board”) of Hanmi Financial Corporation, a Delaware corporation (the “Company”), adopted an amendment to the Company’s second amended and restated bylaws (the “Amendment”). The Amendment was effective upon approval by the Board. The Amendment was adopted to provide for the position of Vice Chairman of the Board. The Amendment provides that the Vice Chairman, if one is appointed by the Board, will be an independent, non-employee director and shall exercise all the powers, and discharge all the duties, of the Chairman of the Board if no such Chairman is appointed or if such Chairman is absent or disabled.

The foregoing description is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the adoption of the Amendment described above, on September 27, 2017, the Board appointed John Ahn as Vice Chairman of the Board.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	First Amendment to the Second Amended and Restated Bylaws of Hanmi Financial Corporation, effective September 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2017	HANMI FINANCIAL CORPORATION

	By:	/s/ Romolo C. Santarosa
Romolo C. Santarosa
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amendment to the Second Amended and Restated Bylaws of Hanmi Financial Corporation, effective September 27, 2017.